Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our reports dated February 25, 2009, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Advanced Energy Industries, Inc. on Form 10-K for the year ended December 31, 2008. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Advanced Energy Industries, Inc. on Form S-8 (File No. 333-01616, effective February 23, 1996, File No. 333-04073, effective May 20, 1996, File No. 333-46705, effective February 23, 1998, File No. 333-57233, effective June 19, 1998, File No. 333-65413, effective October 7, 1998, File No. 333-79425, effective May 27, 1999, File No. 333-79429, effective May 27, 1999, File No. 333-62760, effective June 11, 2001, File No. 333-69148, effective September 7, 2001, File No. 333-69150, effective September 7, 2001, File No. 333-87718, effective May 7, 2002, and File No. 333-152865, effective August 7, 2008).
/s/ GRANT THORNTON LLP
Denver, Colorado
February 25, 2009